                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CAPITAL BEVERAGE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                        13-3878747
(STATE OF OR OTHER JURISDICTION                (IRS EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)


1111 EAST TREMONT AVENUE
BRONX, NEW YORK                                                         10460
 (ADDRESS OF PRINCIPAL)                                               (ZIP CODE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------

Units, each Unit Consisting of one (1)
Share of Common Stock and one-half (1/2)
Class A Redeemable Common Stock
Purchase Warrant                                    Boston Stock Exchange

Common Stock, par value $.001 Per Share             Boston Stock Exchange

Class A Redeemable Common Stock
Purchase Warrant                                    Boston Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated herein by reference to the section entitled "Description of Securities" contained in Amendment No. 4 to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-9995) filed on July 8, 1997. The "Description of Securities" section contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.  Exhibits.

                                                                                                 Exhibit
Document                                                                                            No.
--------                                                                                         ------
(a)               Form of Underwriting Agreement.                                                  1.1

(b)               Form of Agreement Among Underwriters.                                            1.2

(c)               Form of Selected Dealers Agreement.                                              1.3

(d)               Certificate of Incorporation of the Company.                                     3.1

(e)               Certificate of Designations, As Amended, Relating to
                  Series A Preferred Stock.                                                        3.2

(f)               Form of Certificate of Designations Relating to Series B
                  Preferred Stock.                                                                 3.3

(g)               By-Laws of the Company.                                                          3.4

(h)               Specimen Certificate for shares of Common Stock.                                 4.1

(i)               Specimen Series A Preferred Stock Certificate.                                   4.2

(j)               Specimen Series B Preferred Stock Certificate.                                   4.3

(k)               Form of Convertible Bridge Note.                                                 4.5

(l)               Form of Class A Warrants Issued to Certain Members
                  of Management.                                                                    4.6

(m)               Form of Class A Warrant Issued in 1996 Private
                  Placement Financing.                                                           4.7

(n)               Form of Representative's Unit Purchase Option Agreement.                         4.8

(o)               Form of Warrant Agreement.                                                              4.9

(p)               Opinion of Weber & Weber, counsel to the Company.                                       5.1

(q)               Agreement with Consolidated Beverage Corp. Relating
                  to Pabst Distribution Rights.                                                          10.1

(r)               Form of Series of Promissory Notes to Consolidated
                  Beverage Corporation.                                                                  10.2

(s)               Bill of Sale from Consolidated Beverage Corp. to Registrant.                           10.3

(t)               Distributorship Agreement with Pabst Brewing Company.                                  10.4

(u)               Agency Agreement with Vito Santoro, Inc.                                               10.5

(v)               Employment Agreement between Company and Carmine Stella.                               10.6

(w)               1996 Incentive Stock Option Plan.                                                      10.7

(x)               Agreement with Carmine Stella relating to Option to acquire
                  Vito Santoro, Inc.                                                                     10.8

(y)               Merger Agreement with Vito Santoro, Inc.                                               10.9

(z)               Consent of Feldman, Radin & Co., P.C., Certified
                  Public Accountants.                                                                    23.1

(aa)              Consent of Weber & Weber (included in Exhibit 5.1).                                    23.2

(bb)              Power of Attorney.                                                                     24.1

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          CAPITAL BEVERAGE CORPORATION



                           By:/s/Carmine Stella
                              ---------------------------------------
                              Name:  Carmine Stella
                              Title: Chairman of the Board, President
                                     and Chief Executive Officer



Dated: July 17, 1997